UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2022

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on April 20, 2022, Chicken Soup for the Soul Entertainment Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $10,400,000 aggregate principal amount of 9.50% Notes due 2025 (the “Notes”) and up to an additional $1,560,000 aggregate principal amount of Notes to cover underwriter overallotments.

The Notes were offered pursuant a prospectus supplement, dated April 20, 2022 (the “Prospectus Supplement”), to the Company’s shelf registration statement on Form S-3 (Registration No. 333-257057) (the “Registration Statement”) declared effective by the Securities and Exchange Commission on June 24, 2021 (the “Offering”). The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and customary termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Ladenburg Thalmann & Co. Inc. (NYSE American: LTS), and B. Riley Securities Inc. acted as joint book-running managers for the Offering.

On April 22, 2022, the Company completed its underwritten public offering of the Notes pursuant to the Underwriting Agreement. The sale of the Notes generated gross proceeds to the Company of $10,337,600 and net proceeds to the Company of approximately $9,537,344 after deducting underwriting discounts and commissions of approximately $620,256 and offering expenses of approximately $180,000.

On May 5, 2022, the Company sold an additional $1,560,000 principal amount of the Notes pursuant to the Underwriters’ exercise of the overallotment option prescribed by the Underwriting Agreement. The sale of the additional Notes generated gross proceeds to the Company of $1,550,640 and net proceeds of approximately $1,457,601.60 after deducting underwriting discounts and commissions of $93,038.40.

The Notes are a further issuance of, rank equally in right of payment with, and form a single series for all purposes under the indenture governing the Notes including, without limitation, waivers, amendments, consents, redemptions and other offers to purchase to purchase, with the $32,895,650 aggregate principal amount of 9.50% Notes due 2025 that we issued in 2020.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2022	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
		Name:	William J. Rouhana, Jr.
		Title:	Chief Executive Officer